UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2015

ALMOST FAMILY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-09848	06-1153720
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

9510 Ormsby Station Road, Suite 300, Louisville, KY 40223
(Address of principal executive offices) (Zip code)

 (502) 891-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Effective as of February 12, 2015, Almost Family, Inc. (the "Company") entered into a Third Amendment (the “Third Amendment”) to its senior secured revolving credit agreement (the "Credit Agreement") with JPMorgan Chase Bank, N.A., as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger, Bank of America, N.A., as Syndication Agent, and certain other lenders party thereto.  Fifth Third Bank acted as a Documentation Agent under the Third Amendment.  Amounts available under the Credit Agreement are available for general corporate purposes including acquisitions.

Under the Third Amendment, the Credit Agreement was amended: (i) to extend the maturity date from December 2, 2015 until February 12, 2020, and (ii) to increase the aggregate amount which may be outstanding under revolving loans, swingline loans, and issuances of letters of credit (subject to certain amount limitations), from up to $125 million to up to $175 million at any time before maturity.  The Third Amendment also amends the Credit Agreement’s accordion feature which permits the Company to request from the Administrative Agent an increase of the total commitments under the Credit Agreement to $250 million.  Under the Third Amendment, borrowings (other than letters of credit) under the Credit Agreement generally will bear interest at a rate varying from LIBO rate plus 1.75% to LIBO rate plus 3.00%, depending on leverage.  Borrowings under the Credit Agreement are secured by a first priority perfected security interest in all tangible and intangible assets of the Company and all existing and future direct and indirect subsidiaries of the Company, as guarantors.

The Third Amendment also amended the three financial covenants under the Credit Agreement relating to: (i) the adjusted fixed charge coverage ratio, (ii) the leverage ratio and (iii) net worth.

There are no material relationships between the Company or its affiliates and any of the lenders, other than as described above.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  Reference is made to the Credit Agreement which was filed as Exhibit 10.1 to the Company’s Form 8-K dated December 2, 2010.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated in this Item 2.03 by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit                      Description

10.1	Third Amendment to Credit Agreement dated as of February 12, 2015.

10.2	Consolidated Amended and Restated Guaranty and Ratification Agreement dated as of February 12, 2015.

10.3	Consolidated Amended and Restated Pledge of Equity Interests dated as of February 12, 2015.

10.4	Consolidated Amended and Restated Security Agreement dated as of February 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALMOST FAMILY, INC.

Date February 18, 2015	By:	/s/ C. Steven Guenthner
C. Steven Guenthner
President & Principal Financial Officer

EXHIBIT INDEX

Exhibit                      Description

10.1	Third Amendment to Credit Agreement dated as of February 12, 2015.

10.2	Consolidated Amended and Restated Guaranty and Ratification Agreement dated as of February 12, 2015.

10.3	Consolidated Amended and Restated Pledge of Equity Interests dated as of February 12, 2015.

10.4	Consolidated Amended and Restated Security Agreement dated as of February 12, 2015.